UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

MIAD SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Canada	03-30801	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 Riviera Drive, Unit 6

Markham, Ontario, Canada L3R 5J6

(Address of Principal Executive Office) (Zip Code)

(905) 479-0214

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement

On May 24, 2005, MIAD Systems, Ltd. (“MIAD”), entered into an Asset Purchase Agreement (dated May 18,2005) with MIAD Information Systems, Inc. (“MIS”), whereby MIS agreed to purchase all of the assets (“Purchased Assets”) of MIAD in exchange for MIS assuming all of the liabilities of MIAD, subject to approval by MIAD shareholders. The purchase price for the Purchased Assets is $1,077,836 (the “Purchase Price”), subject to adjustment of the actual amount of the Purchased Assets at the date of closing of the transaction.

The Purchase Price shall be paid by the assumption by MIS of all liabilities of every nature and kind owing MIAD in connection with its business (the “Assumed Liabilities”) (presently estimated to be $1,292,439) subject to adjustment of actual amount at the date of closing of the transaction. In the event that the Purchased Assets exceeds the Assumed Liabilities at the closing date of the transaction, then MIS shall pay MIAD such excess. Michael Green, MIAD’s Chief Executive Officer and largest shareholder, is a principal shareholder in MIS.

Simultaneously, Joe Chetti, in trust entered into a Stock Purchase Agreement to purchase 1,960,000 common shares from Michael Green, MIAD’s Chief Executive Officer and largest shareholder, and to purchase 490,000 common shares from Adrienne Green, an affiliate of MIAD. The effectiveness of the Stock Purchase Agreement and the Asset Purchase Agreement are subject to shareholder approval of the Asset Purchase Agreement. Once shareholder approval of the Asset Purchase Agreement is obtained, and the Stock Purchase Agreement is effective, control of MIAD will pass to Joe Chetti, in trust.

 Item 9.01. Financial Statements and Exhibits.

 (c) Exhibits

Number	Description
10.1	Asset Purchase Agreement dated May 18, 2005 between MIAD Systems, Ltd. and MIAD Information Systems, Inc.

10.2	Stock Purchase Agreement dated May 18, 2005 between Michael Green, Adrienne Green and Joe Chetti, in trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MIAD SYSTEMS, LTD. (Registrant)

By:	/s/ MICHAEL A. S. GREEN
Michael A. S. Green President

Date: May 24, 2005

EXHIBIT INDEX

Number	Description
10.1	Asset Purchase Agreement dated May 18, 2005 between MIAD Systems, Ltd. and MIAD Information Systems, Inc.

10.2	Stock Purchase Agreement dated May 18, 2005 between Michael Green, Adrienne Green and Joe Chetti, in trust.